Joyce Lane (972) 569-3230



            SUPREME COURT TO HEAR ARGUMENTS IN ROBERTSON CLASS



     Birmingham, Alabama, October 2, 1996....Liberty National Life Insurance
Company, a subsidiary of Torchmark Corporation (NYSE: TMK), announced today that the United States Supreme Court had granted certiorari in the Robertson
v. Liberty National Life Insurance Company cancer class action litigation.
R. K. Richey stated that "the Company believes that the settlement in Robertson, which was affirmed by the Alabama Supreme Court, offers the broadest possible relief for the policyholder class and that Liberty National intends to vigorously defend the settlement before the United States Supreme
Court."






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